UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2017

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7700

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 6, 2017, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s principal executive officer (Eugene A. Hall); principal financial officer (Craig W. Safian); and named executive officers (as most recently set forth in the Company’s 2016 proxy statement dated April 11, 2016) who presently serve as executive officers of the Company (Alwyn Dawkins - senior vice president, events and Per Anders Waern - senior vice president, consulting) (collectively, Messrs. Hall, Safian, Dawkins and Waern are referred to herein as the “Officers”) as follows:

2017 Executive Performance Bonus Plan.

The Compensation Committee approved and established under Gartner’s Executive Performance Bonus Plan 2017 target bonus amounts that may be earned by Messrs. Hall, Safian, Dawkins and Waern of $953,607; $412,500; $348,708; and $348,708, respectively. These target bonus amounts (100%) will be adjusted from 0% to 200% of target based upon achievement of the performance metrics set by the Compensation Committee relating to 2017 EBITDA (50%) and Total Contract Value (TCV) measured at December 31, 2017 (50%), and certification of such achievement, together with any adjustments deemed appropriate, by the Compensation Committee in February 2018. The target amounts represent 105% of base salary for Mr. Hall and 75% of base salary for each of Messrs. Safian, Dawkins and Waern.

2017 Long - Term Incentive Award.

The Compensation Committee approved and made annual long-term incentive equity awards to the Officers under our stockholder-approved 2014 Long-Term Incentive Plan (the “Plan”) consisting of Stock Appreciation Rights (SARs) and Performance Stock Units (PSUs) as follows:

Name	Number of SARs	Target Number of PSUs*
Eugene A. Hall	114,600	59,445
Craig Safian	22,378	11,607
Alwyn Dawkins	17,535	9,095
Per Anders Waern	17,535	9,095

*	Adjusted as described in the narrative below

In addition, the Compensation Committee approved and made to Mr. Hall an award under the Plan consisting of 10,093 performance stock units (the “Award”) that will vest if both (i) the acquisition of CEB Inc. is completed on or before December 31, 2017 and (ii) a performance metric set by the Compensation Committee relating to Gartner’s TCV measured at December 31, 2017 is achieved. Certification of achievement (if any), together with any adjustments deemed appropriate, is to be made by the Compensation Committee in February 2018. If and only if those conditions are achieved, the Award will vest in four equal annual installments commencing February 6, 2018, assuming continued service by Mr. Hall on each vesting date.

Stock Appreciation Rights. The Stock Appreciation Rights Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service on each vesting date, the SARs vest in four equal annual installments commencing February 6, 2018 and expire 7 years from grant. Upon exercise of the SARs, the Officer must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($99.07), or the Officer may settle the SARs by allowing the Company to withhold a sufficient number of shares that is equal in value to the aggregate exercise price. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.

Performance Units. The Performance Stock Unit Agreements provide for the grant of a target number of PSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of PSUs granted depends upon achievement of a performance metric set by the Compensation Committee relating to Gartner’s TCV measured at December 31, 2017. The target number of PSUs will be adjusted from 0% and 200% of target based upon achievement of the performance metric, and certification of such achievement, together with any adjustments deemed appropriate, are to be made by the Compensation Committee in February 2018. Assuming continued service by the grantee on each vesting date, the PSUs, as adjusted, will vest in four equal annual installments commencing February 6, 2018. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.

Adjustment. In the case of the Award and the PSUs, the Compensation Committee has reserved authority to reduce, but not increase, the number of performance stock units that will ultimately vest based upon the achievement of additional operational and strategic goals attributable to the completion of the acquisition of CEB Inc. determined by the Committee in its sole discretion.

Stockholder Rights. SAR and PSU recipients do not have stockholder rights, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are released upon exercise or vesting.

The Forms of 2017 Stock Appreciation Right Agreement and 2017 Performance Stock Unit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Form of 2017 Stock Appreciation Right Agreement
10.2	Form of 2017 Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: February 7, 2017	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Form of 2017 Stock Appreciation Right Agreement
10.2	Form of 2017 Performance Stock Unit Agreement